FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION ANNOUNCES STOCK REPURCHASE PROGRAM OF UP TO TWO MILLION SHARES

THE WOODLANDS, TX - December 13, 2018 - Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that its Board of Directors has adopted a stock repurchase program. Under the repurchase program, Sterling may repurchase up to two million shares of its outstanding common stock through June 30, 2020.

Joe Cutillo, Sterling’s Chief Executive Officer, commented, “This authorization reflects our confidence in Sterling’s business for 2019 and the effectiveness of our long-term strategy. The addition of the share repurchase program as another option to deploy capital highlights the strength of our balance sheet. We remain committed to driving shareholder value through continued organic growth, enhanced by strategic acquisitions, debt reduction and the repurchase of our common stock.”

The repurchase program permits shares to be repurchased in the open market or in private transactions and pursuant to any trading plan that may be adopted in accordance with all applicable securities laws and regulations, including Rule 10b5-1 of the Securities Exchange Act of 1934.

Repurchases will be made at management’s discretion at prices that management considers to be attractive and in the best interests of both Sterling and its stockholders. The timing and amount of shares repurchased will depend on a variety of factors, including the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital and Sterling’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Exchange Act and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. The repurchase program does not obligate Sterling to purchase any particular number of shares.

Sterling Construction Company, Inc. (“Sterling” or “the Company”), a Delaware corporation, is a construction company that specializes in heavy civil infrastructure construction and infrastructure rehabilitation as well as residential construction projects, primarily in Arizona, California, Colorado, Hawaii, Nevada, Texas, Utah and other states in which there are feasible construction opportunities. Heavy civil construction projects include highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems, foundations for multi-family homes, commercial concrete projects and parking structures. Residential construction projects include concrete foundations for single-family homes.

This press release includes certain statements that fall within the definition of “forward-looking statements” under the federal securities law. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, federal, state and local government funding, competitors’ and customers’ actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief, and the Company does not undertake to update publicly its predictions or to make voluntary additional disclosures of nonpublic information, whether as a result of new information, future events or otherwise.

Contact: Sterling Construction Company, Inc. Jennifer Maxwell, Director of Investor Relations 281-951-3560	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Kevin Towle 212-836-9620